UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): May 10, 2011

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-5672 (Commission File No.)	13-5158950 (I.R.S. Employer Identification No.)
1133 Westchester Avenue,
White Plains, New York 10604
(914) 641-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 10, 2011, ITT Corporation (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”).
1.	At the Annual Meeting, the persons whose names are set forth below were elected as directors, constituting the entire Board of Directors. Relevant voting information for each person follows:

	Votes For	Withheld	Broker Non-Votes
Curtis J. Crawford	136,720,318	4,868,864	14,344,028
Christina A. Gold	131,208,891	10,380,291	14,344,028
Ralph F. Hake	129,525,088	12,064,094	14,344,028
John J. Hamre	139,678,619	1,910,563	14,344,028
Paul J. Kern	135,504,786	6,084,396	14,344,028
Steven R. Loranger	137,893,156	3,696,026	14,344,028
Frank T. MacInnis	129,070,705	12,518,477	14,344,028
Surya N. Mohapatra	131,503,247	10,085,935	14,344,028
Linda S. Sanford	129,239,461	12,349,721	14,344,028
Markos I. Tambakeras	139,801,638	1,787,544	14,344,028
In addition to the election of directors, six other votes were taken at the Annual Meeting:
2.	Ratification of Appointment of the Independent Registered Public Accounting Firm: The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011 was ratified by a vote of 144,111,910 shares voting for the proposal, 11,527,210 shares voting against the proposal and 294,090 shares abstaining from the proposal.
3.	Approval of ITT Corporation 2011 Omnibus Incentive Plan. The proposal for approval of the ITT Corporation 2011 Omnibus Incentive Plan was approved by a vote of 129,493,613 shares voting for the proposal, 11,529,605 shares voting against the proposal, 568,964 shares abstaining from the vote on the proposal and 14,344,028 broker-non votes.
4.	Approval of Amendment to Company’s Restated Articles of Incorporation to Allow Shareholders to Call Special Meetings. The proposal for approval of the amendment to the Company’s Restated Articles of Incorporation ITT Corporation to allow shareholders to call special meetings was approved by a vote of 153,908,914 shares voting for the proposal, 1,649,025 shares voting against the proposal and 375,271 shares abstaining from the vote on the proposal.
5.	Advisory Vote on Named Executive Officer Compensation. The proposal for approval, in a non-binding vote, of the compensation of the Company’s named executive officers was approved by a vote of 129,317,665 shares voting for the proposal, 8,547,636 shares voting against the proposal, 3,723,881 shares abstaining from the vote on the proposal and 14,344,028 broker-non votes.
6.	Frequency of Advisory Vote on Named Executive Officer Compensation. The proposal with respect to how frequently a non-binding shareholder vote to approve the compensation of the Company’s named executive officers should occur received the following votes: 124,826,831 shares voted for every one year, 1,896,700 shares voted for every two years, 11,318,997 shares voted for every three years, 3,546,654 shares abstained from the vote and there were 14,344,028 broker-non votes.
7.	Shareholder Proposal Requesting the Company Amend, Where Applicable, ITT’s Policies Related to Human Rights. The shareholder proposal requesting that the Company amend its policies, where applicable, related to human rights was not approved by a vote of 7,944,529 shares voting for the proposal, 107,049,353 shares voting against the proposal, 26,595,300 shares abstaining from the vote on the proposal and 14,344,028 broker-non votes.
There were no other matters presented for a vote at the Annual Meeting.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION
By:	/s/ Burt M. Fealing
Burt M. Fealing
Its: Vice President and Corporate Secretary

Date: May 13, 2011